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                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Sentigen Holding Corp. (the "Company") on Form 10-Q/A for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Fredrick B. Rolff, in my capacity as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section1350, as adopted purSUant to Section906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the period covered by the Report.

/s/ Fredrick B. Rolff                                  Dated:  December 29, 2005
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Fredrick B. Rolff
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of this report or as a separate disclosure document. A signed copy of this written statement required by Section 906 has been provided to Sentigen Holding Corp. and will be retained by Sentigen Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.